Exhibit 10.3
Execution Version
Separation and Transition Agreement

    This Separation and Transition Agreement (the “Agreement”) is made and entered into by and between Exicure, Inc. (the “Company”), and David A. Giljohann, Ph.D., an individual (“Employee,” “Giljohann” or “you”).

Recitals
•Employee was employed by the Company as the Company’s President and Chief Executive Officer pursuant to that certain Employment Agreement effective February 2, 2016 (the “Executive Agreement”), as amended by that certain side letter dated June 9, 2020 (the “Side Letter,” together with the Executive Agreement, the “Employment Arrangements”);
•Effective as of December 10, 2021, by agreement of the Parties and as part and parcel to this Agreement, Giljohann ceased serving as President and Chief Executive Officer of the Company (and as a member of the Board (as defined below)), and agreed to resign from all of his positions as an officer or director of the Company or any of its parents, subsidiaries, and affiliates, including, without limitation, the Employee’s position as a member of the Board of Directors of the Company (the “Board”) and as an executive officer and director of Exicure Operating Company;
•Both Employee and the Company (collectively, the “Parties”) desire and intend to amicably sever the employment relationship between them and also to establish the obligations of the Parties including, without limitation, the transition of Employee’s duties;
•During the period from December 10, 2021 through January 31, 2022, Employee shall remain employed as the Company’s Chief Technology Officer;
•Both Parties have read and understand the terms of this Agreement, and both Parties have been provided with reasonable opportunities to consult with their respective legal counsel prior to entering this Agreement; and
•Accordingly, the Parties agree as follows:

1.Last Day of Employment; Cooperation. Effective as of December 10, 2021, Giljohann ceased serving as the President and Chief Executive Officer for the Company. The Company acknowledges and agrees that had Giljohann and the Company not entered into this Agreement thereafter, Giljohann would be entitled to receive the benefits under his Employment Arrangements for a termination by Executive for Good Reason (as defined in the Employment Arrangements), subject to Giljohann’s execution and non-revocation of a release of claims contemplated by the Employment Arrangements and Giljohann’s continuing compliance with the Confidentiality, Non-Hire, Non-Disparagement, and Work Product Agreement by and between the Company and Giljohann, effective as of July 1, 2019 (the “Confidentiality Agreement”) (attached hereto as Exhibit C). Giljohann shall remain employed (at the same rate of base salary as he received as President and Chief Executive Officer) as the Company’s Chief Technology Officer, through the close of business on January 31, 2022 (the “Separation Date”). Regardless of whether you sign this Agreement, you will be paid all wages earned and payable, together with any accrued and unused paid time off (as governed by Illinois law), through the Separation Date, subject to all applicable taxes and withholdings, no later than the next regularly scheduled payday following the Separation Date, unless sooner as required by law. You will also be reimbursed for all necessary and reasonable business-related expenses you incurred through your last day of employment, in accordance with Company policy. From and after the Separation Date, you shall not be, nor shall you represent that you are an employee, officer, director, representative or agent of the Company. For purposes of this Agreement, the time period between the Effective Date of this Agreement and the Separation Date shall be the “Transition Period.” Effective as of the close of business on the Separation Date, the Employee’s employment with the Company will cease, and the Employee will have no further employment or service duties with the Company or any of its parents, subsidiaries, and affiliates, including in any position or capacity as an officer, director, employee, consultant, trustee, service provider or otherwise of the Company or any of its parents, subsidiaries, and affiliates or as a fiduciary of any benefit plan of the Company or any of its parents, subsidiaries, and affiliates.

2.Transition Period and Consideration. In consideration of your agreements and undertakings in this Agreement, including but not limited to, the Release set forth in Paragraph 5 below, and provided that you timely sign and do not revoke the Supplemental Release of Claims, attached

Execution Version
hereto as Exhibit B (the “Supplemental Release”), after the Separation Date, you will receive the following transition benefits during the Transition Period (collectively, the “Transition Benefits”):

(a)You shall remain on Company payroll at your current salary through and until the Separation Date;

(b)You shall be eligible to receive any and all active employee related benefits for which you are currently eligible, through and until the Separation Date, in accordance with applicable policies, procedures and relevant plan terms.

During the Transition Period, you will serve as the Company’s Chief Technology Officer and in addition will cooperate, in your reasonable discretion, in transitioning your former duties to the new Chief Executive Officer. You specifically acknowledge that, as set forth herein, the opportunity to earn compensation and applicable benefits during the Transition Period constitutes valuable consideration to which you are not otherwise entitled in exchange for your release of claims contained in this Agreement.

3.Consideration Upon the Separation Date. In further consideration of your agreements and undertakings in this Agreement, including but not limited to, the execution and non-revocation of the Release set forth in Paragraph 5 below, and provided that you sign and do not revoke the Supplemental Release on or after the Separation Date, you shall be entitled to the following separation benefits upon the Separation Date:

(a)A separation payment equal to twelve (12) months of your current base salary in the amount of $550,000, less applicable withholdings and deductions, payable during the twelve-month period following the Separation Date in the form of salary continuation payments in accordance with the Company’s normal payroll practices (“Separation Payment”);

(b)If you timely elect to receive continued coverage under the Company’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the employer portion of applicable COBRA premium payments for you and, as applicable, your dependents’, continued health coverage under such plan (as in effect or amended from time to time) (the “COBRA Subsidy”) until the earlier of: (1) twelve (12) months following your termination of employment, or (2) the date upon which you obtain or become eligible for other health care coverage from a new employer or otherwise (such period referred to as the “COBRA Subsidy Period”). You shall promptly inform the Company in writing when you obtain or become eligible for any such other health care coverage. You shall be responsible for paying a share of such COBRA premiums during the COBRA Subsidy Period at active employee rates as in effect from time to time, and shall be responsible for the full unsubsidized costs of such COBRA coverage thereafter.

(c)A pro rata portion of your annual cash incentive bonus to be awarded under the Company’s annual cash incentive bonus program for 2022 performance, based upon actual achievement as determined by the Compensation Committee of the Board based on the Company’s attainment of its performance goals for 2022 as well as the attainment of your personal goals. Such cash bonus payout shall be prorated based on the Separation Date. Any bonus payout due to you will be payable at the same time as the actual 2022 performance cash bonus payouts are paid to active senior management in 2023.

4.Payment in Full Satisfaction. You acknowledge that, where noted above, the arrangements, payments and benefits described above are in lieu of and in full satisfaction of any amounts that might otherwise be payable under any contract, plan, policy or practice, past or present, of the Company, and any of its parents, subsidiaries, and affiliates, including but not limited any discretionary bonus or severance pay. Except as specifically described in this Agreement, you shall not be eligible to participate or continue to participate in any employee benefit plans or compensation arrangements of the Company, or any of its parents, subsidiaries, and affiliates, subsequent to the Separation Date, including but not limited to with respect to any bonus or incentive compensation, or

Execution Version
severance pay. Except as specifically described in this Agreement, you agree that other than (i) the Transition Benefits and (ii) the Separation Benefits, you have been paid all compensation, wages, bonuses, commissions due, and other consideration to which may be entitled to from the Company and have been provided all leaves (paid or unpaid). This Paragraph is not meant to and does not attempt to bar you from receiving your vested benefits, such as your 401k plan, accrued vacation, vested stock, rights of indemnification, or any other rights, benefits, or plans to which you are entitled by law.

5.Employee’s Release.

(a)In consideration of the Company’s obligations set forth in this Agreement, including but not limited to the payments and benefits described in Paragraphs 2 and 3 above, you voluntarily, knowingly and willingly release and forever discharge the Company, and its parents, affiliates, and subsidiaries, together with their respective present or former officers, directors, partners, shareholders, employees, agents, and each of their predecessors, successors and assigns, in their individual and official capacities (collectively, the “Employee Releasees”) from any and all rights, claims, causes of action, charges, demands, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected, which you or your executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever, arising from the beginning of time to the time you sign this Agreement (the “Release”). This Release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company or any of its parents, subsidiaries, or affiliates, any rights or claims arising under any statute or regulation, including without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the anti-retaliation provisions of the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Fair Credit Reporting Act, Section 1981 of the Civil Rights Act of 1866, the Worker Adjustment Retraining and Notification (“WARN”) Act and any state WARN statutes (including, but not limited to, claims for additional financial compensation or any other benefit because of my job loss), each of the foregoing as amended, and any other federal, state or local law, regulation, ordinance or common law, or under any plan, program, policy, agreement, contract, understanding or promise, written or oral, formal or informal, between the Company or any of the Employee Releasees and you, including but not limited to, any claim for severance pay, attorney’s fees, costs, and/or other fringe benefit of the Company or any of the other Employee Releasees, and any and all claims for alleged tortious, defamatory or fraudulent conduct.

(b)Notwithstanding the foregoing Release, nothing in this Agreement shall serve to waive any claims or rights that, pursuant to law, cannot be waived or subject to a release of this kind, such as (i) claims for unemployment or workers’ compensation benefits; (ii) rights to vested benefits under any applicable retirement plans; (iii) claims arising under or to enforce the terms of this Agreement; and/or (iv) any rights or claims that may arise after the date on which you execute this Agreement. Moreover, nothing herein shall be construed to prohibit you from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission or a comparable state or local agency (“EEOC”); provided, however, that you agree and covenant to waive your right to recover monetary damages in any such EEOC charge, complaint, or lawsuit filed by you or by any other person, organization, or other entity on your behalf with respect to the claims released by this Agreement. Nothing in this Agreement shall prevent you from making disclosures that are protected under whistleblower provisions of applicable law, or from receiving an award for making such disclosures. In addition, notwithstanding the foregoing Release, Employee is not releasing or impairing (i) any right of indemnification Employee may have for any liabilities arising from Employee’s actions within the course and scope of Employee’s employment with the Company, or within the course and scope of Employee’s role as a member of the Board or officer of the Company; (ii) Employee’s rights to exercise

Execution Version
his shares of vested stock pursuant to the 2017 Equity Incentive Plan; (iii) Employee’s rights provided by COBRA as a former employee of the Company; (iv) Employee’s rights under the Company’s 401k Plan for monies placed in the plan prior to the Separation Date; or (v) Employee’s rights as a current officer and as a former officer and/or director under the Amended and Restated Certificate of Incorporation of Exicure, Inc., under the Amended and Restated Bylaws of the Company, and under any and all insurance policies of the Company or its parents, subsidiaries, or affiliates, or pursuant to Delaware or local law. As to the matters referenced in this subparagraph b, the Release shall in no way be deemed to have released or otherwise waived any such rights. Finally, notwithstanding the foregoing Release, it is acknowledged by the Parties that Employee has been named in a lawsuit captioned Colwell v. Exicure, Inc., case no. 21-cv-06637, pending in the Northern District of Illinois (the “Lawsuit”) and as to the Lawsuit and to any other claims or lawsuits arising out of the same subject matter as that of the Lawsuit, Employee does not release any claim, defense, claims for setoff, cross-claims, or counterclaims as against any of the shareholder plaintiff(s) or that certain former Company senior researcher identified in the Lawsuit’s complaint or anyone with knowledge of the senior researcher’s alleged inappropriate actions prior to the senior researcher’s disclosure of those alleged actions on or about November 9, 2021.

6.Company’s Release. In consideration of the Employee’s obligations set forth in this Agreement, including but not limited to the services and promises described herein, the Company, on behalf of itself and its parents, affiliates, and subsidiaries, together with their respective present or former officers, directors, partners, shareholders, employees, agents, and each of their predecessors, successors and assigns, in their individual and official capacities (the “Company Releasors”) voluntarily, knowingly and willingly release and forever discharge Employee and his heirs, executors, administrators, successors, and assigns, from any and all known or unknown: rights, claims, causes of action, charges, demands, damages and liabilities, which any Company Releasor ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time the Company signs this Agreement.

7.Representations. You hereby specifically represent, warrant, and confirm that you: have not made any claims or allegations against the Company or anyone affiliated with the Company related to sexual harassment or sexual abuse, and that none of the payments being made to Employee pursuant to this Agreement constitute payments to settle claims of sexual harassment or sexual abuse; have not filed any claims, complaints, or actions of any kind against the Releasees with any court of law, or local, state, or federal government or agency, and have not assigned or otherwise transferred of any interest in any claim that you may have against the Releasees, or any one of them. Further, Employee has not engaged in any unlawful conduct relating to the business of the Company or any of its parents, affiliates, and subsidiaries. Similarly, the Company represents, warrants and confirms that it is not aware of any claims or allegations related to your employment with the Company or your service as an officer or director of the Company that would give rise to any claims against you nor any unlawful conduct relating to the business of the Company.

8.Protection of Separation Benefits. Notwithstanding anything in this Agreement to the contrary, your resignation from the Board and relinquishment of your role as President and CEO, as well as your obligations in this Agreement (including without limitation your Release and Supplemental Release of Company), shall remain subject to and expressly conditioned upon your receipt and continued retention of all the consideration payable to you in Paragraph 3 hereunder (including the Separation Payment, the COBRA Subsidy, and the pro rata portion of the annual cash incentive bonus) as and when due (collectively, the “Separation Benefits”).  In the event that the Company seeks disgorgement or any entity or person initiates any preference or fraudulent conveyance claim, each with respect to the Separation Benefits, or you do not receive the Separation Benefits to which you are entitled, then, at your election, you shall be relieved of your obligations hereunder relating to the Release and Supplemental Release. The obligation to pay and provide the Separation Benefits are joint and several obligations of the Company and its parents, subsidiaries, and affiliates, as well as their successors and assigns.

Execution Version
9.Confidentiality. Except as required by any governmental or quasi-governmental entity (including but not limited to required filings with the Securities and Exchange Commission), the Company and you agree to maintain the terms and existence of this Agreement as strictly confidential. Giljohann agrees to maintain the confidentiality of this Agreement and shall not disclose any information contained in or concerning this Agreement to any third party except for information that: (a) is or will be in the public domain; (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations; or (c) he discloses to his attorney, partner, financial advisor, or tax advisor (“Disclosees”) provided that those individuals where applicable shall be bound by the same confidentiality obligations set forth herein. Prior to disclosure to the permitted Disclosees, Giljohann agrees to notify the Disclosees of this confidentiality provision and to have the Disclosees agree to keep the information confidential. If any party sues to enforce the terms of this Agreement, that party must attempt to file it under seal. If Giljohann is served with a court order, subpoena, or other legal process that calls for disclosure of this Agreement or its terms before the Agreement becomes part of the public domain, he will use reasonable efforts to provide the Company with written notice thereof, along with a copy of the order, subpoena, or other legal process and agree to allow the Company sufficient time to move to quash the legal process.

10.Non-disparagement. The Company and you agree that both during the Transition Period and after the Separation Date, not to make any disparaging remarks or send any disparaging communications concerning you or the Company or any of its parents, subsidiaries or affiliates, the business or management of Company or any of its parents, subsidiaries or affiliates, or any of their respective officers, directors, board members, or employees; provided, however, that if the Company breaches this non-disparagement provision, you shall no longer be bound by this non-disparagement provision. Without limiting the foregoing, this provision applies to any postings on social media or on-line platforms, even if done anonymously. The Company’s obligations under this Section 10 are limited to all of the Company’s officers and members of the Board of Directors as of the date the Company signs this Agreement.

11.Protected Activity. Nothing in this Agreement (including the non-disparagement provision above) is intended to or shall preclude you from providing truthful information in the course of a lawsuit, judicial proceeding, or arbitration, or from fully participating in any investigation or proceeding conducted by any federal, state or local government agency or self-regulatory organization; making any truthful statements or disclosures on any non-privileged subject matter in response to a valid subpoena, court order, regulatory request or other judicial, administrative, or legal process or otherwise as required by law, provided that the disclosure does not materially exceed the extent of disclosure required by such law, regulation, or order; reporting, without any prior authorization from or notification to the Company, possible violations of federal, state or local law or regulation, or any good faith allegation of criminal conduct, to any appropriate federal, state, or local official; or requesting or receiving confidential legal advice. In addition, nothing in this Agreement is intended to unlawfully impair or interfere with your rights under Section 7 of the National Labor Relations Act. The Parties acknowledge and agree that (i) after the Separation Date, Employee is free to seek and start the employment of his choice and (ii) Employee is not bound by any agreement not to compete with the Company or its parents, subsidiaries, and affiliates following the Separation Date.

12.Return of Company Property. You agree that upon the Company’s request during the Transition Period and in any event, no later than the Separation Date, you shall return to the Company all files, memoranda, records, building and office access cards, ID cards, keys, access codes, computers and databases, devices, software, equipment, and other property, including but not limited to all such items containing confidential information of the Company or its parents, subsidiaries, and affiliates, that have come into your possession or that you have received, acquired, or prepared in connection with your relationship with the Company. Subject to the Company’s agreement to allow you to keep certain items, you further agree that you will not retain any copies, duplicates, reproductions or excerpts of any property of the Company or its parents, subsidiaries, and affiliates, including but not limited to property containing confidential information of the Company or its parents, subsidiaries, and affiliates.

13.Indemnification; D&O Insurance. The Parties acknowledge and agree that Giljohann shall continue to be entitled to any and all rights granted to him as a current officer and as a former officer and director of the Company and its parents, subsidiaries, and affiliates under Delaware law, the

Execution Version
Amended and Restated Certificate of Incorporation of Exicure, Inc. (specifically including Article VIII), the Amended and Restated Bylaws of the Company (specifically including Section 9.9), any and all insurance policies (including those insuring the directors and officers of the Company, or its parents, subsidiaries, or affiliates), and any other agreement, statute, or common law doctrine that provides indemnification or other rights to officers or directors (whether present or former) of the Company or its parents, subsidiaries, or affiliates (“Indemnification Right”).  The Parties acknowledge and agree that Giljohann, as a current officer and former officer and director of the Company and its parents, subsidiaries and affiliates, is an “insured” party under various insurance policies of the Company or its parents, subsidiaries, or affiliates, including various director and officer policies (the “Policies”), and specifically is an insured under the directors and officers insurance policies of the Company, its parents, subsidiaries, and affiliates, and entitled to be indemnified for purposes of the Lawsuit or any claim or lawsuit arising out of the same subject matter as that of the Lawsuit). The Company agrees that it will not take any action that would impair the rights afforded to you by the Indemnification Right or the Policies, will use commercially reasonable efforts to maintain the appropriate type, terms and amounts of insurance, and will continue to provide you with indemnification and insurance benefits no worse than the then-present Chief Executive Officer and directors of the Company.
14.Post-Employment Compensation. In the event that the Company requests that Giljohann provide “material services” to the Company to aid in threatened or actual claims brought against the Company (whether or not Giljohann is a defendant in the claim or claims), the Company agrees to reimburse you for any expenses you incur and compensate you for such requested services at the standard rate of $250 per hour. For the avoidance of doubt, Giljohann’s review of legal briefing submitted on his behalf and responses to discovery requests directed to him in the Lawsuit, including but not limited to, deposition requests, so long as he is a defendant at the time of the relevant briefing and/or response(s), shall not constitute “material services.”

15.No Admission of Liability. You and the Company agree and acknowledge that neither this Agreement, nor any of the considerations described in this Agreement, shall constitute or be interpreted as an admission of liability of any kind by the other party or their releasees that they have acted wrongfully or unlawfully with respect to any person, or that there is any rights whatsoever against the other party or their releasees except as contained in this Agreement. The Employee Releasees specifically disclaim any liability for any wrongful acts against you or any other person on the part of the Employee Releasees, their employees, agents, officers, or representatives.

16.Review Period; ADEA Waiver; Effective Date. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (the “ADEA Waiver”), and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that:

(a)Your ADEA Waiver does not apply to any rights or claims that may arise after the date that you sign this Agreement;
(b)You should consult with an attorney prior to signing this Agreement, although you may choose to voluntarily not to do so;
(c)You will have a period of forty-five (45) days to review this Agreement and consider whether to sign it (the “Review Period”). However, you may sign this Agreement prior to the expiration of that forty-five (45) day period, if you wish;
(d)Once you have signed this Agreement, you will have a period of seven (7) additional days from the date you sign it to revoke your consent to the Agreement (the “Revocation Period”). To revoke this Agreement, you must do so in writing and deliver your written revocation by email within the Revocation Period to Sarah Longoria at: slongoria@exicuretx.com; and
(e)This Agreement will not become effective until the eighth (8th) day after the date you have signed it and returned it to the Company, assuming that you have not revoked your consent prior to expiration of the Revocation Period (the “Effective Date”). You acknowledge and agree that, in the event you do not sign this Agreement within the Review Period or if you revoke your consent to the

Execution Version
Agreement during the Revocation Period, this Agreement shall have no force or effect, and you shall have no right to receive the consideration or benefits described in this Agreement; and
(f)You also hereby further acknowledge that the Company has provided you with ADEA disclosure information (pursuant to 29 U.S.C. § 626(f)(1)(H)), attached hereto as Exhibit A.
17.Section 409A. It is intended that all of the payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether separation payments or benefits, expense reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment under this Agreement shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and if any of the payments upon separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six (6)-month period measured from the date of your separation from service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first regularly schedule payroll date following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided in this Agreement or in the applicable agreement. No interest shall be due on any amounts so deferred.

18.Extension of Post-Termination Exercise Period of Vested Options. The Board has agreed to amend the post-termination exercise period of each of your vested stock options, such that each of your vested stock options that remains outstanding as of the date hereof shall remain exercisable until the earlier to occur of (a) December 10, 2022, which is the first anniversary effective date of your resignation from the Board, and (b) the applicable option’s original expiration date; provided, that each such amendment is conditioned upon (i) your execution and non-revocation of this Agreement (and the releases contemplated hereby) and (ii) your agreement not to sell or otherwise dispose of any shares of the Company’s common stock for a period of at least one hundred eighty (180) days following January 31, 2022. You hereby acknowledge and agree that, to the extent that any option that is amended in accordance with this Section 18 and that was intended to be an “incentive stock option” under Section 422 of the Code, the amendment contemplated by this Section 18 shall cause the applicable option to lose its status as an “incentive stock option,” and such option shall instead be treated as a non‐qualified stock option for all purposes. You hereby further acknowledge and agree that the Company has not provided tax advice to you and that you have been advised by the Company to seek independent tax advice with respect to the exercise and modification of your stock options. Except as expressly contemplated herein, your right to exercise any stock option, and all other rights and obligations with respect to your stock options, shall be as set forth in your stock option agreements, your grant notices and the applicable plan documents.

19.Consultation with an Attorney. The Company advises you to consult with an attorney of your choice prior to signing this Agreement. This Agreement constitutes a binding legal instrument affecting significant rights. You understand and agree that you have the right and have been given the opportunity to review this Agreement and, specifically, the Release set forth in Paragraph 5 above, with an attorney of your choice should you so desire. You also understand and agree that absent your acceptance of the terms of this Agreement, you are under no obligation to consent to the specific Release in Paragraph 5.

Execution Version
20.Choice of Law; Jurisdiction. This Agreement shall be construed in accordance with the laws of Illinois without regard to conflicts of law principles. Each party hereto submits to the exclusive jurisdiction of the state and federal courts located in Illinois for any action or proceeding to enforce this Agreement.

21.Entire Agreement; Continuing Obligations; Modification and Waiver. The terms and conditions described in this Agreement set forth the entire agreement and understanding and replaces, and supersedes, any previous oral or written understandings between you and the Company on each the subjects addressed in this Agreement, including the Employment Arrangements; provided, however, that (i) the following agreements shall remain in full force and effect and shall not be superseded or replaced by this Agreement: Giljohann’s 401k account, Giljohann’s vested stock options under the 2017 Equity Incentive Plan, the Amended and Restated Certificate of Incorporation of Exicure, Inc. (specifically including Article VIII), as and if amended, the Amended and Restated Bylaws of the Company (specifically including Section 9.9), as and if amended, any and all Polices, and any other agreements that provide Giljohann rights as a current officer and as a former officer and director of the Company, or its parents, subsidiaries, or affiliates, including indemnification rights; and (ii) the Confidentiality Agreement shall survive the termination of Giljohann’s employment and shall remain in effect, but this Agreement shall supersede and govern in the event of any inconsistency between the Confidentiality Agreement and this Agreement. This Agreement may be modified only by written agreement signed by both you and an authorized representative of the Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

22.Counterparts; Successors. This Agreement may be executed in counterparts, each of which shall be deemed an original, and that all counterparts so executed shall constitute one Agreement binding on both you and the Company, notwithstanding that you and the Company are not signatory to the same counterpart. This Agreement may be executed either by original, facsimile, or electronic copy, each of which will be equally binding. This Agreement shall inure to the benefit and the detriment of each of the Parties’ parents, subsidiaries, and affiliates, as well as their successors and assigns.

23.Voluntary and Knowing Execution of this Agreement. You acknowledge and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of your claims that you may lawfully waive against the Company and any of the other Employee Releasees. You further acknowledge that: (a) you have read this Agreement; (b) you have been represented in the negotiation and execution of this Agreement by legal counsel of your own choice or have elected not to retain legal counsel; (c) you understand the terms and conditions of this Agreement, including any rights or claims you are surrendering or releasing through this Agreement; and (d) you are fully aware of the legal and binding effect of this Agreement.

By their signatures, the Company and Employee agree to be bound by the foregoing terms of this Agreement.

/s/ David A. Giljohann                /s/ Timothy P. Walbert
David A. Giljohann, Ph.D.            Exicure, Inc.

                        By: Timothy P. Walbert

                        Title: Chairman of the Board of Directors
January 31, 2022                January 31, 2022
_______________________________        _____________________________
Date                        Date

Execution Version
EXHIBIT A
[Circulated Separately]

Execution Version
EXHIBIT B

SUPPLEMENTAL RELEASES OF CLAIMS

1.Employee’s Supplemental Release.

For and in consideration of certain Separation Benefits provided to David Giljohann (“Employee”) under that certain Separation and Transition Agreement between me and Exicure, Inc. (the “Company”), dated as of January 31, 2022 (the “Agreement”), which are conditioned on my signing and non-revocation of this Supplemental Releases of Claims (this “Supplemental Release”) and, to the extent not inconsistent with the terms of the Agreement, on my compliance with my continuing obligations under the Confidentiality, Non-Hire, Non-Disparagement, and Work Product Agreement by and between the Company and Giljohann, effective as of July 1, 2019, and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, on my own behalf and that of my heirs, executors, administrators, beneficiaries, personal representatives and assigns, I voluntarily, knowingly and willingly release and forever discharge the Company, and its parents, affiliates, and subsidiaries, together with their respective present or former officers, directors, partners, shareholders, employees, agents, and each of their predecessors, successors and assigns, in their individual and official capacities (collectively, the “Employee Releasees”) from any and all rights, claims, causes of action, charges, demands, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected, which I or my executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have, all in connection with the my employment, its termination, or my other associations with the Company or any of its parents, subsidiaries or affiliates arising from the beginning of time to the time I sign this Supplemental Release. This Supplemental Release includes, but is not limited to, any rights or claims arising under any statute or regulation, including without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the fair employment practices laws and statutes of the state or states in which I have provided services to the Company or any of its parents, subsidiaries or affiliates, anti-retaliation provisions of the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Fair Credit Reporting Act, Section 1981 of the Civil Rights Act of 1866, the Worker Adjustment Retraining and Notification (“WARN”) Act and any state WARN statutes (including, but not limited to, claims for additional financial compensation or any other benefit because of my job loss), each of the foregoing as amended, and any other federal, state or local law, regulation, ordinance or common law, or under any plan, program, policy, agreement, contract, understanding or promise, written or oral, formal or informal, between the Company and me regarding employee benefits, including but not limited to, any claim for severance pay, attorney’s fees, costs, and/or other fringe benefit of the Company or any of the other Employee Releasees, and any and all claims for alleged tortious, defamatory or fraudulent conduct.

Notwithstanding the foregoing, nothing in this Supplemental Release shall serve to waive any claims or rights that, pursuant to law, cannot be waived or subject to a release of this kind, such as (i) claims for unemployment or workers’ compensation benefits; (ii) rights to vested benefits under any applicable retirement plans; (iii) claims arising under or to enforce the terms of the Agreement or this Supplemental Release; and/or (iv) any rights or claims that may arise after the date on which I execute this Supplemental Release. Moreover, nothing herein shall be construed to prohibit me from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission or a comparable state or local agency (“EEOC”); provided, however, that I agree and covenant to waive my right to recover monetary damages in any such EEOC charge, complaint, or lawsuit filed by me or by any other person, organization, or other entity on my behalf with respect to the claims released by this Supplemental Release. Nothing in this Supplemental Release shall prevent me from making disclosures that are protected under whistleblower provisions of applicable law, or from receiving an award for making such disclosures. In addition, notwithstanding the foregoing Supplemental Release, the Company represents and agrees that I am not releasing or impairing (i) any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company, or within the course and scope of my role as a member of the

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Board or officer of the Company; (ii) my rights to exercise my shares of vested stock pursuant to the 2017 Equity Incentive Plan; (iii) my rights provided by COBRA as a former employee of the Company; (iv) my right under the Company’s 401k Plan for monies placed in the plan prior to the Separation Date; or (v) my rights as a current officer and as a former officer and/or director under the Amended and Restated Certificate of Incorporation of Exicure, Inc., under the Amended and Restated Bylaws of the Company, and under any and all insurance policies of the Company or its parents, subsidiaries, or affiliates, or pursuant to Delaware or local law. As to the matters referenced in this subparagraph, the Supplemental Release shall in no way be deemed to have released or otherwise waived any such rights. Finally, notwithstanding the foregoing Supplemental Release, it is acknowledged by the Parties that I have been named in a lawsuit captioned Colwell v. Exicure, Inc., case no. 21-cv-06637, pending in the Northern District of Illinois (the “Lawsuit”) and as to this Lawsuit and to any other claims arising out of the subject matter of the Lawsuit, the Company, its parents, subsidiaries, and affiliates, all represent and agree that this Supplemental Release does not release any claim, defense, claims for setoff, cross-claims, or counterclaims I may have as against any of the shareholder plaintiff(s) or that certain former Company senior researcher identified in the Lawsuit’s complaint or anyone with knowledge of the senior researcher’s alleged inappropriate actions prior to the senior researcher’s disclosure of those alleged actions on or about November 9, 2021.

I represent and warrant that, in accordance with Paragraph 12 of the Agreement, I have returned to the Company any and all documents and other property of the Company and its parents, subsidiaries or affiliates that I had in my possession, custody or control on the date my employment with the Company terminated and that I have retained no such property other than the property to which the Company and I have agreed that I could keep. Without limiting the foregoing, I also represent and warrant that I have retained no copy of any such documents, materials or information other than those items the Company and I agree may be retained.

I acknowledge that this Supplemental Release creates legally binding obligations, and that the Company has advised me to consult an attorney before signing it. I further acknowledge that I may not sign this Supplemental Release prior to the Separation Date (as such term is defined in the Agreement). In signing this Supplemental Release, I give the Company assurance that I have signed it voluntarily and with a full understanding of its terms; that I had sufficient opportunity of not less than twenty-one (21) days before signing this Supplemental Release to consider its terms and to consult with an attorney; and that I have not relied on any promises or representations, express or implied, that are not set forth expressly in this Supplemental Release (other than those in the Agreement). I understand that I will have seven (7) days after signing this Supplemental Release to revoke my signature, and that, if I intend to revoke my signature, I must do so in writing addressed and delivered via email to Sarah Longoria at slongoria@exicuretx.com prior to the end of the seven (7)-day revocation period. I understand that this Supplemental Release will become effective upon the eighth (8th) day following the date that I sign it, provided that I do not revoke my acceptance in accordance with the immediately preceding sentence.

2.Company’s Release.

As an inducement to the Employee to sign the Supplemental Release, and in consideration of the my obligations set forth in the Agreement, the Company, on behalf of itself and its parents, affiliates, and subsidiaries, together with their respective present or former officers, directors, partners, shareholders, employees, agents, and each of their predecessors, successors and assigns, in their individual and official capacities (the “Company Releasors”) voluntarily, knowingly and willingly release and forever discharge me and my heirs, executors, administrators, successors, and assigns, from any and all known or unknown: rights, claims, causes of action, charges, demands, damages and liabilities, which any Company Releasor ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time the Company signs this Supplemental Release.

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Accepted and agreed:

/s/ David A. Giljohann                 /s/ Timothy P. Walbert
David A. Giljohann, Ph.D.            Exicure, Inc.

                        By: Timothy P. Walbert

                        Title: Chairman of the Board of Directors
January 31, 2022                January 31, 2022
_______________________________        _____________________________
Date                        Date

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EXHIBIT C

EXICURE, INC.

Confidentiality, Non-Hire,
Non-Disparagement, and Work Product Agreement

For good and valuable consideration, including but not limited to (i) your employment (and/or continued employment) including employment on a temporary (e.g. summer) and contract basis, and/or your internship (and/or continued internship) with Exicure, Inc., a Delaware corporation and/or any affiliate or subsidiary thereof for which or as to which you have provided or may provide services (hereinafter collectively referred to as “the Company”) and (ii) your receipt and access to Restricted Information of the Company, you and the Company (“the Parties”) hereby agree as follows:
A.    Confidentiality and Restricted Information: As an employee of the Company, you will be in a position of trust and confidence, and in the course of your employment with the Company and because of the nature of your responsibilities, you will receive access to information regarding the Company’s business that is highly competitively sensitive and valuable. You agree that you will not disclose to anyone outside of the Company or disclose to anyone at the Company who does not have a need to know it, or use for your own benefit or the benefit of anyone other than the Company, any non-public information regarding the Company’s business, including but not limited to: (a) technical and product information, such as ingredients; sources of supply; manufacturing methods; product development plans; product testing plans, protocols and results; (b) customer information, such as the Company’s customer list and other non-public information regarding the Company’s customers, such as customer contact information; contract terms; customer files; information regarding customer history, needs and preferences; and information designated by customers to be kept confidential;(c) financial information, such as development costs and budgets, sales plans and forecasts; sales and earnings figures; cost of goods and profitability information; and pricing; (d) corporate strategies, marketing and other strategic plans; (d)e any information regarding Company’s current, past, or any potential future collaborations and partnerships, including but not limited to identity, contact information, contract terms, preferences of such collaborators and partners; (f) and personnel files and other human resources information (collectively, the “Restricted Information”). Restricted Information does not include any information that is, or becomes, in the public domain through no disclosure or other action (whether direct or indirect) by you. The obligations in this paragraph with respect to a particular piece of Restricted Information shall remain in effect until that piece of information enters the public domain through no breach of contract or duty.
B.    Return of Property: When your employment with the Company ends, you agree to immediately return to your supervisor (without making or retaining any paper or electronic copies) all company property and information that you may have in your possession, including but not limited to all documents and files (whether in electronic, digital, or paper form), equipment (e.g., computers, phones, handheld devices such as smartphones, portable storage drives and devices, and other electronic equipment), products and samples, keys and key cards, identification

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cards and badges, and company phone and credit cards. To extent that you believe you must destroy, delete or erase any document or file in order to comply with this paragraph, you agree to notify the Company and allow it the opportunity to use its personnel to accomplish any appropriate destruction or deletion of material.
C.    Treatment of Company’s Electronic Information and Systems:
1.    The Company discourages you from maintaining work-related data and information on your personal computer, on other personal hardware (e.g., external hard drives, portable storage devices, and phones), personal email accounts, or other personal accounts (e.g. Google Drive, Amazon Drive, Box, Dropbox, etc…). In the event that you do use or have used such personal equipment and services for work-related purposes, you agree to submit all such equipment and services to the Company immediately upon the cessation of your employment with the Company, or at any other time that the Company may request, for inspection and removal of Company-related information and data.
2.    You understand and agree that you shall have no expectation of privacy with respect to any email, document, data or information that is sent using the Company’s equipment or systems or that is sent from or to, or that is stored or accessed on, any Company-owned hard drive or any other hard drive that you use to store or access work-related data or information. Such items are not private and are subject to review by the Company.
3.    You agree not to run any erasure, scrubbing, or “defragmentation” software on your Company issued computer without the Company’s prior written consent. You will not download, transfer, delete, erase, or alter any electronic files containing Company information, except as occurs in the normal course of your work for the Company. In connection with the end of your employment with the Company, you will not erase, delete or otherwise remove any files or data from any Company-owned hardware, nor shall you delete any work-related files from your personal hardware. Instead, you will make available to the Company all personal hardware that you used to store or access Company files or documents and allow it an opportunity to use its personnel to make appropriate deletions. You agree not to access or attempt to access any computer, electronic file, electronic database, server, email accounts or computer network of the Company after your employment ceases.
4.    You agree and understand that you are not authorized to access any Company data, information or files (whether in paper, electronic or other format) except in furtherance of, and as required by, your duties to the Company. You further agree and understand that you are not authorized to access any of the Company’s computers or electronic systems (such as databases, document management systems, and/or the email system) except in furtherance of, and as required by, your duties to the Company, except for very limited and occasional personal use of the company’s internet access and email system, so long as that use is not contrary to, competitive with, or otherwise injurious to the Company interests. All access to the Company’s data, files, information and systems that is contrary to,

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competitive with, or otherwise injurious to the Company’s interests is strictly prohibited and unauthorized.
D.    Notice and No Raiding: In addition to your access to the Company’s Restricted Information, you may also have access to the Company’s relationships with its other employees and its consultants, service provides (e.g. contract research organization or CRO), distributors, manufacturers, and suppliers, and you will be charged with developing and maintaining such relationships for the benefit of, and on behalf of, the Company. In order to protect the Company’s Restricted Information, its relationships, good will, and the investment that the Company makes in its employees and in its third-party relationships, you agree as follows below.
1.Notice: If for any reason you resign from the Company, you agree that you will try to provide, if possible, advance notice of your intention to leave and the date you want to leave. You also agree that, when you know the information, you will promptly inform the Company of the name of your next employer and provide a description of your expected position. You agree that the Company may contact your new employer regarding your obligations under this Agreement.
2.No Raiding: Additionally, for a period of twenty-four (24) months after you cease for any reason to be an employee of the Company, you will not, directly or indirectly do the following, nor will you assist, encourage or advise any other person or entity to do the following: (a) hire or employ any Restricted Person; or (b) recommend, suggest or interview for employment any Restricted Person; or (c) solicit, advise, encourage or induce any Restricted Person to terminate his or her engagement with the Company. “Restricted Person” means any person who provided services to the Company (whether as an employee, agent, consultant, independent contractor, or otherwise) within the last six (6) months of your employment with the Company, and with whom you had contact, about whom you had access to confidential personnel information, or for whom you had direct or indirect supervisory responsibility, at any time during your employment with the Company.
E.Non-Disparagement: You acknowledge that the professional reputation of the Company is an important asset that should not and will not be impaired by you, either during or after your employment. You therefore agree not to make, either directly or indirectly, any oral or written statement to anyone that denigrates, disparages, degrades, demeans, or reflects negatively on the Company, its owners, employees or management, the Company’s products or services, the Company’s financial condition, or the Company’s ability to manufacture or deliver quality products and services in a timely fashion.
F.    Work Product:
1.Assignment: Except as expressly provided in this Agreement, the Company alone shall be entitled to all rights, benefits, profits and results arising from or incidental to your employment with the Company. You agree that any work product, inventions,

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methods, processes, software, apparatuses, compositions of matter, procedures, improvements, property, data, documentation, information or materials that are prepared, conceived, discovered, reduced to practice, developed or created by you, either jointly or severally, during, in connection with, for the purpose of, related to, or as a result of any work performed by you for the Company, the business of the Company, or the Company’s actual or demonstrably anticipated research or development (the “Work Product”) shall be owned exclusively and perpetually by the Company. You agree to disclose promptly all Work Product to the Company. You hereby unconditionally and irrevocably transfer and assign to the Company all right, title and interest (including all patent, copyright, trade secret and any other intellectual property rights) you currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. You acknowledge that all Work Product that may be copyrighted shall be deemed, to the extent permitted by law, “works made for hire” as defined in the U.S. Copyright Act, 17 U.S.C.A. §101 et seq. To the extent any Work Product is not a “work made for hire” under the Copyright Act, you agree to waive your “moral rights” in the Work Product, and further agree to assign and do hereby assign to the Company all of your right, title and interest (including copyright) in the Work Product.
2.Exceptions to Assignment: Nothing herein shall be construed to grant the Company any interest in materials that you prepared, conceived, discovered, reduced to practice, developed and created entirely on your own time and for which no equipment, supplies, facilities, resources, or trade secret information of the Company was used, unless those materials relate to the Company’s business (including the Company’s actual or demonstrably anticipated research or development) or result from any work performed by you for the Company. Further, nothing herein shall be construed to grant the Company interest in materials that you prepared, conceived, discovered, reduced to practice, developed and created entirely for another employer, provided that the Company has been made aware of your relationship to the other employer. You agree to promptly advise the Company of any change in these policies during your employment with the Company.
3.Patent and Copyright Registrations: You agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including, but not limited to, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. You further agree that your obligation to execute or cause to be executed, when it is in your power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of your mental or physical incapacity or for any other reason to secure your signature to apply for or to pursue any application for any

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United States or foreign patents or copyright registrations covering Work Product or original works of authorship assigned to the Company as above, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and in your behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by you.
G.Severability, Construction, Applicable Law, Venue and Jurisdiction: If any provision or term of this Agreement is construed by a court of competent jurisdiction to be invalid or unenforceable, the same shall be severable and shall not affect the remainder of this Agreement, which shall be given full force and effect without regard to the unenforceable portion; and if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad (for example as to temporal or geographic scope), it shall be construed, modified and limited as enforced in that jurisdiction so as to be compatible with the applicable law as it then shall appear, without affecting the enforceability of any part of this Agreement in any other jurisdiction. The laws of the State of Illinois will apply to the construction of, and disputes arising under or regarding, this Agreement, without regard to the principles of conflicts of law. The Parties also agree that all claims arising hereunder shall be brought only in state or federal court in Cook County, Illinois, and shall be adjudicated there, unless jurisdiction shall be found lacking. In aid of their chosen venue, the Parties consent and agree that the federal and state courts located in Cook County, Illinois shall have jurisdiction over and proper venue with respect to all disputes and claims arising hereunder, and the Parties hereby waive any right to contest or object to such jurisdiction and venue.
H.Waiver: The waiver of any breach of the term(s) of this Agreement shall not constitute the waiver of any other or further breach hereunder, whether or not of a like nature or kind. No waiver by the Company of the breach of any term contained in a similar agreement between the Company and any other employee, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a waiver of the breach of any term of this Agreement. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is asserted.
I.Employment at Will: Nothing in this Agreement constitutes a contract of employment for any particular term. Your employment with the Company is “at will.” Either the Company or you can terminate your employment at any time for any reason or for no particular reason.
J.Amendment and Entire Agreement: No amendment to or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by both Employee and the Company. You represent and warrant that, in deciding to enter this agreement, you have not relied and are not relying upon any promises, statements or representations that are not clearly stated herein. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the Parties relating to the subject matter hereof.

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K.Assignability: In order to ensure the orderly continuation of the Company’s business in the event of a change in control or ownership, this Agreement will be enforceable by any successor to the Company, and the Company may assign this agreement to any person or entity that acquires ownership or control of a substantial portion of its assets, without any further notice to or consent from You.
L.Counterparts: This Agreement may be signed in single or separate counterparts, each of which shall constitute an original.
M.Other Covenants and Agreements: You and the Company agree that the time periods contained section D are reasonable and are necessary to protect the Company’s legitimate interests. You agree that damages alone would not be sufficient to compensate the Company for a breach of any covenant herein and that the Company therefore is entitled, in addition to other remedies, to obtain an injunction against any potential or actual violations of this agreement. In the event that the Company shall successfully enforce any part of this Agreement through legal proceedings, you agree to pay to the Company all costs and attorneys’ fees reasonably incurred by it in that endeavor. In the event that you are found to have breached any covenant in this agreement, the time period provided for in that covenant shall be tolled (i.e., it will not run) for so long as you are in violation of that covenant. The existence of any claim or cause of action that you may have against the Company shall not constitute a defense to the Company’s enforcement of this Agreement against you.
N.Acknowledgement: You acknowledge that you have reviewed this Agreement and that you understand its terms. You also acknowledge that you were given the opportunity to discuss and review this Agreement with an Attorney of your choosing before signing this Agreement.

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Accepted and agreed to:

Employee:

_/s/ David Giljohann___________________________________
Signature

_David Giljohann__________________________________
Printed Name

Date:____18 Aug 2019___________

The Company:

By:_____/s/ David S. Sndyer________________________________

David S. Snyder
Chief Financial Officer

Date:_August 18, 2019________________

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